Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Akari Therapeutics, Plc

London, United Kingdom

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 23, 2016, relating to the combined and consolidated financial statements of Akari Therapeutics, Plc, which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Zurich, February 14, 2019

BDO AG

/s/ Christoph Tschumi	/s/ Aaron Fox-Collis
Christoph Tschumi	Aaron Fox-Collis